                                                                   EXHIBIT 10.66

NEITHER THIS NOTE NOR THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED UNLESS SO REGISTERED OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT IS AVAILABLE. THIS LEGEND SHALL BE ENDORSED UPON ANY NOTE ISSUED IN EXCHANGE FOR THIS NOTE.


                                drkoop.com, Inc.

                       8% Senior Secured Promissory Note
                             Due December 18, 2000


$300,000                                                     June 23, 2000


     FOR VALUE RECEIVED, drkoop.com, Inc., a Delaware corporation with its principal executive office at 7000 N. Mopac, Suite 400, Austin, TX 78731 (the "Company"), promises to pay to the order of Commonwealth Associates, L.P., a New York limited partnership (together with any permitted registered assigns, the "Payee"), at 830 Third Avenue, New York, New York 10022, or at such other place as the Payee or any holder hereof may designate in writing, the principal amount of Three Hundred Thousand Dollars ($300,000) (the "Principal Amount"), in lawful money of the United States, December 18, 2000 (the "Maturity Date"). The Company also promises to pay interest on the unpaid Principal Amount hereof in like money at said office or place from the date hereof until maturity (whether by passage of time, acceleration or otherwise) at a rate equal to 8% per annum at the Maturity Date. After maturity (whether by passage of time, acceleration or otherwise) interest on the overdue Principal Amount and accrued interest thereon shall be payable on demand at a rate (the "Default Rate") equal to 13% per annum; provided that in no event shall the interest rate exceed the Maximum Rate (as defined in Section 1D below). Interest shall be payable on the basis of a 360-day year and actual days elapsed. This Note is made with full recourse to the Company and upon all the warranties, representations, covenants and agreements contained herein.

     Notwithstanding anything to the contrary provided herein or elsewhere, in the event Commonwealth Associates L.P. ("Commonwealth") elects not to act as placement agent in a private placement of the Company's securities, as is contemplated by that certain placement agency agreement, dated the date hereof, between Commonwealth and the Company ("Agency Agreement"), then the Company in its sole discretion may elect to repay the Principal Amount and accrued and unpaid interest thereon in common stock, par value $0.001 per share (the "Common Stock") at the Maturity Date. The value of the Common Stock used to repay this Note shall be based on the
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average closing bid price for the Common Stock on the Nasdaq National Market
System (or such other exchange or market on which the Common Stock may then be trading) for the 10 trading days immediately preceding the Maturity Date. The Company shall not have the right to elect to repay this Note in Common Stock in the event of a mandatory prepayment of this Note pursuant to Section 1G.

1.  Terms of Payment; Purpose of Loan.

     A. Prepayments. The Company may prepay in full the Principal Amount and accrued and unpaid interest thereon without the consent of the Payee and without payment of any premium.

     B. Day of Payment. Whenever any payment to be made hereunder shall become due and payable on a day which is not a Business Day (as defined below), such payment may be made on the next succeeding Business Day and, in the case of any payment of principal, such extension of time shall in such case be included in computing interest on such payment. As used herein, "Business Day" shall mean any day which is not a Saturday or Sunday and on which banks in the State of New York are not authorized or required to close. Interest on past due principal and accrued interest thereon shall be calculated as follows: the amount of principal and interest past due multiplied by the Default Rate and multiplied by a fraction, the numerator of which is the number of days such principal and interest is past due and the denominator of which is 360.

     C. Use of Proceeds. The Company shall use the proceeds of the loan evidenced by this Note solely for working capital purposes and shall not use such proceeds to repay or retire indebtedness for borrowed money.

     D. Maximum Rate. In the event that it is determined that, under the laws relating to usury applicable to the Company or the indebtedness evidenced by this Note ("Applicable Usury Laws"), the interest charges and fees payable by the Company in connection herewith or in connection with any other document or instrument executed and delivered in connection herewith cause the effective interest rate applicable to the indebtedness evidenced by this Note to exceed the maximum rate allowed by law (the "Maximum Rate"), then such interest shall be recalculated for the period in question and any excess over the Maximum Rate paid with respect to such period shall be credited, without further agreement or notice, to the Principal Amount outstanding hereunder to reduce said balance by such amount with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Payee had agreed to accept such extra payment(s) as a premium-free prepayment. All such deemed prepayments shall be applied to the principal balance payable at maturity. In no event shall any agreed-to or actual exaction as consideration for this Note exceed the limits imposed or provided by Applicable Usury Laws in the jurisdiction in which the Company is resident applicable to the use or detention of money or to forbearance in seeking its collection in the jurisdiction in which the Company is resident.

     E. Obligation to Pay. Each payment by the Company pursuant to this Note shall be made without set-off, reduction, deduction or counterclaim of any kind or amount or for any reason, and in immediately available funds (except as otherwise provided herein).

     F. Waivers and Enforcement and Collection. The Company (i) waives presentment, demand, protest or notice of any kind in connection with this Note and (ii) agrees, in the event of an Event of Default (as defined below), to pay to the holder of this Note, on demand, all costs and expenses (including reasonable legal fees of one counsel) incurred in connection with the enforcement and collection of this Note.

     G. Mandatory Prepayments.

        (i) Notwithstanding anything to the contrary provided herein or elsewhere, in the event that prior to the Maturity Date, the Company receives in the aggregate from the sale of its debt and/or equity securities no less than $7,500,000 gross proceeds in one or more transactions, then the Company, upon the closing of such transaction or transactions, as the case may be, immediately shall repay in full the Principal Amount and all accrued and unpaid interest thereon.

        (ii) Notwithstanding anything to the contrary provided herein or elsewhere, in the event that prior to the Maturity Date the Company consummates a merger or other business combination, combination, sale of substantially all of its assets or the purchase by a single entity or person or group of affiliated entities or persons of more than 50% of the voting securities of the Company, then the Company, upon the closing of such transaction, immediately shall prepay the entire outstanding Principal Amount under this Note and all accrued and unpaid interest thereon.

        (iii) The Company shall provide in any applicable financing document that the Company uses in connection with any future financing raising gross proceeds of $7,500,000 or more that the required amount of funds raised will be used to repay the Principal Amount and all accrued and unpaid interest thereon and the Company shall provide to the Payee no later than five (5) Business Days prior to the date of funding of any such financing the date such financing is expected to close, the amount of financing to be received and the place and time of such closing. The Company shall provide to the Payee all other such applicable information the Payee shall subsequently reasonably request. The Company shall provide to the Payee at the closing of such financing in immediately available funds such funds as is necessary to repay the entire Principal Amount and all accrued and unpaid interest thereon.

     2. Collateral. This Note is secured by a General Security Agreement dated the date hereof (as amended, modified or supplemented from time to time, the "Security Agreement") of the Company in favor of the Payee covering specified assets of the Company therein described (collectively, the "Collateral"), and is entitled to the benefits thereof. The Security Agreement, the Uniform Commercial Code financing statements in connection with the Security Agreement, and any and all other documents executed and delivered by the Company to the Payee under which the Payee is granted liens on assets of the Company are collectively referred to as the "Security Documents."

     3. The Bridge Warrants. In consideration of funding the $300,000 loan represented by this Note, the Company shall issue to the Payee simultaneously with the Company's execution of this Note seven (7) year warrants to purchase 800,000 shares of Common Stock, at an exercise price of $0.75 per share (the "Bridge Warrants"). The Bridge Warrants are not subject to cancellation.

     4. Covenants of Company

     A. Affirmative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries (which, for purposes of this Note means any entity (i) in which the Company, directly or indirectly, owns 51% of the capital stock or holds an equity or similar interest and (ii) which conducts substantive business activities or holds material assets) that on and after the date hereof, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid it will perform the obligations set forth in this Section 4A:

        (i) Payment of Principal, Interest and Premium; to Keep Books; Reserves. The Company will duly and punctually pay the principal of and interest and premium, if any, on the Note in accordance with the terms of the Note.

        (ii) Corporate Existence; Payment of Taxes; Conduct of Business; Maintenance of Properties; Compliance with Laws; Insurance; Books and Records. The Company will, and will cause each of its Subsidiaries to,

                (a) do or cause to be done all material things necessary to preserve and keep in full force and effect its corporate existence, organization, rights (charter and statutory) and franchises except for such corporate existence, organization, rights (charter and statutory) or franchises the termination of which would not reasonably be expected to have a Material Adverse Effect (as defined below);

                (b) promptly pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any of its property, real, personal or mixed, or upon any part thereof, before the same shall become delinquent, as well as all claims for labor, materials and supplies which, if unpaid, might become a Lien (as hereinafter defined) or charge upon such property or any part thereof; provided, however, that the Company shall not be required to pay and discharge any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and the Company shall set aside on its books adequate reserves in accordance with GAAP with respect to any such tax assessments, charge, levy or claim so contested;

                (c) use its commercially reasonable efforts to conduct its business in a manner consistent with past practices, do or to be done all things necessary to preserve relationship with its material vendors, customers, distributors, sales representatives and others having material business relationships with the Company or any of its Subsidiaries, and inform and consult with the Payee on any key decisions involving any capital expenditure in excess of $100,000;

                (d) maintain, preserve, protect and keep its business and properties used and useful in the conduct of its business, in good repair, working order and condition in accordance with all applicable laws, permits and warranties, and from time to time make all needful and proper repairs, renewals, replacements and improvements thereto as shall be reasonably required in the conduct of its business, and protect and maintain its patents, copyrights, trademarks and trade secrets and all registrations and applications for registration thereof except where the failure to take such action would not reasonably be expected to have a Material Adverse Effect;

                (e) use its commercially reasonable efforts to comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, any governmental agency, in respect of the conduct of its business and the ownership of its properties (including without limitation applicable statutes, regulations and orders relating to equal employment opportunities or environmental standards or controls), except such as are being contested in good faith by appropriate proceedings;

                (f) to the extent reasonably necessary for the operation of its business, keep adequately insured by financially sound reputable insurers, all properties insured by similar corporations and carry such other insurance as is usually carried by similar corporations and the Company will, and will cause each Subsidiary to, maintain with financially sound insurers commercially reasonable public liability insurance against claims for personal injury, death or property damage suffered by others upon or in or about any premises occupied by it or occurring as a result of its ownership, maintenance or operations of any automobiles, trucks or other vehicles, aircraft or other facilities or as a result of the use of products sold by it or services rendered by it, in such amounts (and with such deductibles) as such insurance is usually carried by companies engaged in a similar business and as is in accordance with commercially reasonable business practice; and

                (g) at all times keep true and correct books, records and accounts reflecting all of its business affairs and transactions in accordance with GAAP, and such books and records shall be open at reasonable times and upon reasonable notice to the reasonable inspection of the Payee or its agents, subject to confidentiality agreements reasonably requested by the Company.

        (iii) Notice of Certain Events. The Company will, and will cause each of its Subsidiaries to, give prompt written notice (with description in reasonable detail) to the Payee of:

                (a) the occurrence of any Event of Default (as defined in Section 6A) or any event or condition which, with the giving of notice or the lapse of time, would constitute an Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto;

                (b) the delivery of any notice effecting the acceleration of any indebtedness in excess of $100,000;

                (c) the issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of or invalidating, or having the effect of invalidating, any material provision of this Agreement, of the initiation of any litigation or similar proceedings seeking any such injunction, order, decision, or other restraint;

                (d) the filing or commencement of any action, suit or proceeding against the Company, whether at law or in equity or by or before any court of any Federal, state, municipal or other governmental agency or authority, which is brought by or on behalf of any governmental agency or authority, or in which injunctive or other equitable relief is sought and such relief, if obtained, would materially impair the right or ability of the Company to perform it obligations under this Note;

                (e) the commencement of any claim, litigation, proceeding or tax audit not covered by insurance when the amount claimed is in any individual claim, litigation, proceeding or tax audit in excess of $100,000 or, in the aggregate, $250,000; and

                (f) of any material development materially and adversely affecting the business, properties, liabilities, obligations, financial condition, operations or results of operations of the Company and its Subsidiaries, taken as a whole.

        (iv) Board Observer Rights. Commonwealth shall be entitled to designate one member of the Company's board of directors. In addition, the Commonwealth shall be entitled to have one observer present at all board meetings (and committees thereof) and to receive all information and notices provided to directors, subject to confidentiality agreements reasonably requested by the Company; provided, however that such observer may be excluded from such board or committee meeting if the Company reasonably determines that such exclusion is reasonably necessary to avoid any conflicts of interest.

     B. Negative Covenants. The Company covenants and agrees with respect to the Company and each of its Subsidiaries that, so long as this Note shall remain in effect, or the Principal Amount of, or interest thereon, or any fee, expense or amount payable hereunder or with respect to this Note shall be unpaid, it will perform the obligations set forth in this Section 5B:

        (i) Business in the Ordinary Course. The Company will, and will cause each of its Subsidiaries to, (i) refrain from engaging in transactions other than in the ordinary course of business consistent with past practice; (ii) operate its respective businesses in accordance and in compliance with all applicable laws, ordinances, rules or regulations or orders, including, without limitation environmental laws, and all permits, authorizations, consents and approvals; (iii) maintain all permits and licenses in effect and, if necessary, make all appropriate filings for the renewal of any permits or licenses; (iv) refrain from entering into any transaction involving capital expenditures or commitments therefor (including any borrowings in connection with such transaction) of more than $100,000, individually, or $250,000 in the aggregate, or the disposal of any properties or assets (other than inventory in the ordinary course) with a value of more than $100,000, individually, or $250,000, in the aggregate, except in the case of foregoing clauses (ii) and (iii) where the failure to take such action would not reasonably be expected to have a Material Adverse Effect.

        (ii) Liquidation, Dissolution. The Company will not, and will not permit any of its Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other corporation or other entity or acquire any stock or assets of any person or entity, except that any wholly-owned subsidiary may merge with another wholly-owned subsidiary or with the

     Company (so long as the Company is the surviving corporation and no Event of Default (as defined in Section 6A) shall occur as a result thereof).

        (iii) Capitalization, Options and Payments. Except as permitted by written consent of the Payee or as contemplated in the Agency Agreement, the Company will not, and will not permit any of its Subsidiaries to, (i) make any changes in the certificate of incorporation or by-laws of the Company or any of the Subsidiaries; (ii) issue or reclassify or alter any shares of its outstanding or unissued capital stock or other securities;
     (iii) grant options, warrants or other rights of any kind to purchase any of its securities, or agree to issue any shares of its capital stock or any other securities other than pursuant to existing employee stock plans; (iv) make any payments to officers of the Company or any Subsidiary other than compensation in accordance with standard practices and reimbursement of business expenses; or (v) effect any recapitalization, reclassification, stock split or like change in its capitalization.

        (iv) Sales of Assets. The Company will not, and will not permit any of its Subsidiaries with respect to their assets and properties, to sell, transfer, lease or otherwise dispose of, or grant options, warrants or other rights with respect to, all or a substantial part of its properties or assets (whether now owned or hereafter acquired) to any person or entity, provided that this Section 4B(iv) shall not restrict any disposition made in the ordinary course of business or consisting of capital goods which are obsolete or have no remaining useful life.

        (v) Real Property Acquisitions, Dispositions and Leases. The Company will, and will cause each of its Subsidiaries to, refrain from acquiring or agreeing to acquire real estate and from entering into or agreeing to enter into leases of real estate or equipment, and from creating any modification, amendment or termination of the leases for the leased real property (other than entering into subleases under existing leases), provided that this Section 4B(v) shall not restrict any such transaction if made in the ordinary course of business.

        (vi) Redemptions. The Company will not redeem, repurchase or otherwise acquire for consideration any outstanding equity securities of the Company or its Subsidiaries (or securities convertible into or exchangeable for equity securities of such entity).

        (vii) Indebtedness. Other than (i) this Note, (ii) indebtedness of the Company existing on the date of this Note and set forth on Schedule 4(B)(vii) (including, without limitation, any renewal, extension, refunding, reconstructing, replacement or refinancing thereof), (iii) other indebtedness and/or equity that by its terms is expressly subordinate (in form and substance satisfactory to the Payee) to this Note, and (iv) indebtedness to trade creditors incurred in the ordinary course of business (collectively, the "Permitted Indebtedness"), the Company will hereafter not create, incur, assume or suffer to exist, contingently or otherwise, any indebtedness for borrowed money. Neither the Company nor any of its Subsidiaries will make any loans or advances to, or assume, guarantee or otherwise become liable for any indebtedness of any director, officer or employee of the Company or any of its Subsidiaries other than in the ordinary course of business consistent with past practice.

        (viii) Negative Pledge. Other than with respect to the Permitted Indebtedness, the Company will not, and it will not permit its Subsidiaries to, hereafter create, incur, assume or suffer to exist any mortgage, pledge, hypothecation, assignment, security interest, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any financing lease) (each, a "Lien") upon any of its property, revenues or assets, whether now owned or hereafter acquired, except:

                (a) Liens granted to secure indebtedness incurred to finance the acquisition (whether by purchase or capitalized lease) of tangible assets, but only on the assets acquired with the proceeds of such indebtedness;

                (b) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (c) Liens of carriers, warehousemen, mechanics, materialman and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                (d) Liens (other than Liens arising under the Employee Retirement Income Security Act of 1974, as amended, or Section 412(n) of the Internal Revenue Code of 1986, as amended) incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, leases and contracts and other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety or appeal bonds;

                (e) Ground leases in respect of real property on which facilities are owned or leased by the Company or any of its Subsidiaries;

                (f) Any interest or title of a lessor secured by a lessor's interest under any lease of real property on which facilities owned by the Company or any of its Subsidiaries are located;

                (g) Easements, rights-of-way, restriction, minor defects, or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of the Borrower or any of its Subsidiaries; and

                (h) Leases or subleases granted to others not interfering in any material respect with the business of the Company;

                (i) judgment Liens in existence less than 60 days after the entry thereof or with respect to which execution has been stayed.

        (ix) Investments. The Company will not, and will not permit any of its Subsidiaries to, purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities or make or permit to exist any investment or capital contribution or acquire any interest whatsoever in any other person or entity or permit to exist any loans or advances for such purposes except for investments in money market funds, direct obligations of the United States of America or any agency thereof, obligations guaranteed by the United States of America and certificates of deposit or other obligations of any bank or trust company organized under the laws of the United States or any state thereof and having capital and surplus of at least $500,000,000.

        (x) Transactions with Affiliates. The Company will not, and will not permit any of its Subsidiaries to, enter into any transaction, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, the purchase or sale of any security, the borrowing or lending of any money, or the rendering of any service, with any person or entity affiliated with the Company or any of its Subsidiaries (including officers, directors and stockholders owning five (5%) percent or more of the Company's outstanding capital stock), except (i) in the ordinary course of and pursuant to the reasonable requirements of its business and upon fair and reasonable terms not less favorable than would be obtained in a comparable arms-length transaction with any other person or entity not affiliated with the Company, and where the transaction is valued at in excess of $250,000, with the prior written consent of the Payee or (ii) as set forth on Schedule 4(B)(x).

        (xi) Dividends. The Company will not, and will not permit any of its Subsidiaries to, declare, pay, set aside or make any cash dividends or distributions on its outstanding capital stock or any other securities.

        (xii) Subsidiaries. The Company will not, and will not permit any of its Subsidiaries to, create any subsidiaries.

        (xiii) Employee Matters. Except as permitted by written consent of the Payee, the Company will not, and will not permit any of its Subsidiaries to, make, amend or enter into any employment contract and to take any action to amend or terminate any employee benefit plan or adopt any other plan, program, arrangement or practice providing new benefits or compensation to its employees unless such action is taken in the ordinary course of business consistent with past practice or is required by law.

        (xiv) Accounting, Credit Changes and Banking Arrangements. The Company will not, and will not permit any of its Subsidiaries to, make any change in its accounting procedures and practices or its credit criteria from those in existence at December 31, 1999, except as required due to changes in GAAP; provided that the Company will, and will cause each of its Subsidiaries to, notify the Payee of any such changes required due to changes in GAAP.

        (xv) Tax Elections. Except as permitted by written consent of the Payee, the Company will not, and will not permit any of its Subsidiaries to, make any tax election that would have a material adverse effect on the Company or any of its Subsidiaries.

     6. Events of Default.

     A. The term "Event of Default" shall mean the occurrence of any of the events set forth in this Section 6A:

        (i) Non-Payment of Obligations. The Company shall default in the payment of the principal of or accrued interest on this Note as and when the same shall become due and payable, whether by acceleration or otherwise, which default shall continue uncured for three (3) Business Days; or

        (ii) Non-Performance of Affirmative Covenants. The Company shall default in the due observance or performance of any covenant or agreement set forth in Section 5A, which default shall continue uncured for 30 days after the Company receives notice thereof from the Payee; or

        (iii) Non-Performance of Negative Covenants. The Company shall default in the due observance or performance of any covenant or agreement set forth in Section 5B, which default shall continue uncured for 30 days after the Company receives notice thereof from the Payee; or

        (iv) Breach or Failure of Representations and Warranties. If any representation or warranty made by the Company in this Note or any of the Security Documents, or in connection with the transactions contemplated herein, shall prove to have been false or incorrect in any material respect when made; or

        (v) Bankruptcy, Insolvency, Etc. The Company (or any of its Subsidiaries) shall:

                (a) in any legal document admit in writing its inability to pay its debts as they become due;

                (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or all or substantially all of its property, or make a general assignment for the benefit of creditors;

                (c) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for all or substantially all of its property;

                (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief; or

                (e) take any corporate or other action authorizing, or in furtherance of, any of the foregoing; or

        (vi) Cross-Default. The Company (or any Subsidiary) shall default in the payment when due of any amount payable under any other obligation for money borrowed in excess of $100,000; or

        (vii) Cross-Acceleration. Any senior debt or any other indebtedness of the Company (or any of its Subsidiaries) in an aggregate principal amount exceeding $100,000 (i) shall be duly declared to be or shall become due and payable prior to the stated maturity thereof, or (ii) shall not be paid as and when the same becomes due and payable including any applicable grace period; or

        (viii) Orders, Judgments or Decrees. If any order, judgment, or decree shall be entered in any proceeding against the Company (or any Subsidiary) requiring such party to divest itself of a substantial part of its or his assets, or awarding a money judgment or judgments against any such entity aggregating more than $100,000, and if, within thirty (30) days after entry thereof, such order, judgment or decree shall not have been discharged or execution thereof stayed pending appeal; or if, within thirty (30) days after the expiration of any such stay, such judgment, order or decree shall not have been discharged; or

        (ix) Invalidity of Note or Security Documents. This Note or any other Security Document shall for any reason cease to be, or shall be asserted by the Company not to be, a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, or the security interest or Lien purported to be created by any of the Security Documents shall for any reason cease to be, or be asserted by the Company not to be, a valid, first priority perfected security interest in any Collateral (except to the extent otherwise permitted under any of the Security Documents); or

        (x) Other Breaches, Defaults. The Company shall materially default and/or be in material breach of any term and/or provision in the Term Sheet, dated June 5, 2000, relating to Commonwealth and the proposed private placement financing of the Company, the Bridge Warrants, the Security Documents or any other related documents;

          then in the case of an Event of Default described in Section 6A(v), the unpaid balance of this Note and all interest accrued hereon shall automatically (without any action on the part of the Payee and without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived) forthwith become due and payable, and in the case of any other Event of Default, then, and at any time thereafter, if such or any other Event of Default shall then be continuing, the Payee may, at its option, declare this Note to be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. The Payee shall have all of the rights and remedies of a secured party under the Uniform Commercial Code of the State of New York, under the Uniform Commercial Code of any other state in which any Collateral may be situated and, additionally, all of the rights and remedies set forth in this Note and the other Security Documents and in any instrument or document referred to herein or therein, and under any other applicable law relating to this Note or the Collateral.

     B. Rights and Remedies Cumulative. No right or remedy herein conferred upon the Payee is intended to be exclusive of any other right or remedy contained herein or in any instrument or document delivered in connection with or pursuant to this Note or the Security Documents, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     C. Rights and Remedies Not Waived. No course of dealing between the Company and the Payee or any failure or delay on the part of the Payee in exercising any rights or remedies of the Payee and no single or partial exercise of any rights or remedies hereunder or under the Security Documents shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder.

     7. Representations of the Company. The Company represents and warrants to the Payee as of the date hereof that:

     A. Organization. The Company and its Subsidiaries are corporations duly organized and validly existing in good standing under the laws of the jurisdiction in which they are incorporated, and have the requisite corporate power and authority to own their properties and to carry on their business as now being conducted. Each of the Company and its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Note, "Material Adverse Effect" means any material adverse effect on the business, properties, assets, operations, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, and on the ability of the Company to perform its obligations under the Transaction Documents (as defined below). A complete list of all Subsidiaries is set forth in Schedule 7A.

     B. Authorization; Enforceability. The Company has the corporate power and authority to execute, deliver and perform its obligations under this Note, the Bridge Warrants, and the Security Documents (collectively, the "Transaction Documents"), and has taken all necessary corporate action to authorize the execution, delivery and performance by it of this Note and each of the Transaction Documents and to consummate the transactions contemplated hereby and thereby, and no other proceedings on the part of the Company or its stockholders are necessary therefor. The Company has duly executed and delivered this Note and each of the Transaction Documents. This Note constitutes, and each of the Transaction Documents when executed and delivered as contemplated hereby will constitute, assuming due execution by the other parties to the Transaction Documents, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditor's rights and remedies), and, in each case, will not be subject to preemptive rights under Delaware law or any other similar rights of the stockholders of the Company.

     C. Capitalization. The authorized, issued and outstanding capital stock of the Company prior to the consummation of the transactions contemplated hereby is set forth in Schedule 7C. All of such outstanding shares have been and are, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in Schedule 7C, (i) no shares of the Company's capital stock are subject to preemptive rights under Delaware law or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding debt securities issued by the Company; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries; (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (v) there are no outstanding securities of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of this Note or the Bridge Warrants (collectively, the "Securities"); and (vii) the Company does not have any stock appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement. All prior sales of securities of the Company were either registered under the 1933 Act and applicable state securities laws or exempt from such registration, and no security holder has any rescission rights with respect thereto except to the extent any such rights would not reasonably be expected to have a Material Adverse Effect.

     D. SEC Documents; Financial Statements. Since December 31, 1999, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange act of 1934, as amended (the "1934 Act"), (all of the foregoing filed after December 31, 1999 and prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents. None of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied ("GAAP"), during the periods involved (except
(i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements), show all material liabilities, absolute or contingent, of the Company required to be required to be recorded thereon, and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods indicated (subject, in the case of unaudited statements, to normal year-end audit adjustments). As of the date hereof, the Company meets the requirements for the use of Form S-3 for registration of the resale of the Common Stock issuable upon exercise of Bridge Warrants.

     E. Absence of Changes. Since December 31, 1999, there have been no material adverse changes in the financial condition, business or properties of the Company or of the Company and its Subsidiaries, taken as a whole, other than changes referred to in the SEC Documents. Except as described in the SEC Documents or as set forth in Schedule 7E, since December 31, 1999, except with respect to matters of which the Company has notified you in writing, (i) the Company has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, (ii) there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuance of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company, and (iii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any material litigation whether or not in the ordinary course of business.

     F. Title. Except as set forth in or contemplated by Schedule 7F, the Company has good and marketable title to all material properties and assets owned by it, free and clear of all liens, charges, encumbrances or restrictions, except as not prohibited by Section 4(B)(vii) hereof or such as are not significant or important in relation to the Company's business; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company owns, leases or licenses all such properties as are necessary to its operations as described in the SEC Documents.

     G. Intellectual Property Rights. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and rights necessary to conduct their respective businesses as now conducted. Except as set forth on Schedule 7G, none of the Company's trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorizations, trade secrets or other intellectual property rights has expired or terminated, or is expected to expire or terminate within two years from the date of this Note, except where such expiration or termination would not have either individually or in the aggregate a Material Adverse Effect. The Company and its Subsidiaries do not have any knowledge of any infringement by the Company or its Subsidiaries of trademarks, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secrets or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others and, except as set forth on Schedule 7G, no claim, action or proceeding has been made or brought against, or to the Company's knowledge, has been threatened against, the Company or its Subsidiaries regarding trademarks, trade name rights, patents, patent rights, inventions, copyrights, licenses, service names, service marks, service mark registrations, trade secrets or other infringement, except where such infringement, claim, action or proceeding would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect. Except as set forth on Schedule 7G, the Company and its Subsidiaries are unaware of any facts or circumstances which might give rise to any of the foregoing. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties except where the failure to do so would not reasonably be expected to have either individually or in the aggregate a Material Adverse Effect.

     H. Litigation. Except as set forth in or contemplated by Schedule 7H, there is no material action, suit, investigation, customer complaint, claim or proceeding at law or in equity by or before any court, arbitrator, governmental instrumentality or authority or other agency now pending or, to the knowledge of the Company, threatened against the Company, the adverse outcome of which would be reasonably likely to have a Material Adverse Effect. The Company is not subject to any judgment, order, writ, injunction or decree of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign which have a Material Adverse Effect.

     I. Non-Defaults; Non-Contravention; Etc. Except as disclosed in Schedule 7I, neither the execution, delivery and performance of this Note or the Transaction Documents, and the issuance of shares of Common Stock upon exercise of the Bridge Warrants or as Penalty Shares (as defined below), nor the consummation by the Company of the transactions contemplated hereby and thereby will (i) result in a violation of its certificate of incorporation and any certificates of amendment thereto (collectively "Certificate of Incorporation") or its by-laws ("By-laws"); (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Nasdaq National Market on which the Common Stock is traded or listed) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the cases of foregoing clauses (ii) and (iii), any conflict, default or violation which would not reasonably be expected to result in a Material Adverse Effect. Except as disclosed in Schedule 7I, neither the Company nor its Subsidiaries is in violation of any term of (i) its Certificate of Incorporation, or its By-laws or their organizational charter or by-laws, respectively, or (ii) any statute, rule or regulation applicable to the Company or its Subsidiaries and neither the Company nor its Subsidiaries is in default under any contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order, except for such violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect. Except such as have been obtained as of the date hereof, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Note or the Transaction Documents in accordance with the terms hereof or thereof. Except as disclosed on Schedule 7I, the Company is not in violation of the listing requirements of the Nasdaq National Market as in effect on the date hereof and has no actual knowledge of any facts which would reasonably lead to delisting or suspension of the Common Stock by the Nasdaq National Market in the foreseeable future.

     J. Taxes. Except as set forth in or contemplated by Schedule 7J, the Company has filed all Federal, state, local and foreign tax returns which are required to be filed by it or otherwise met its disclosure obligations to the relevant agencies and all such returns are true and correct in all material respects. The Company has paid or adequately provided for all tax liabilities of the Company as reflected on such returns or determined to be due on such returns or pursuant to any assessments received by it or which it is obligated to withhold from amounts owing to any employee, creditor or third party. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has properly accrued all taxes required to be accrued by GAAP consistently applied. The tax returns of the Company have never been audited by any state or Federal authorities. The Company has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to any tax assessment or deficiency.

     K. Compliance With Laws; Licenses; Etc. The business of the Company and its Subsidiaries is not being conducted in violation of any law, ordinance or regulation of any governmental entity except for such violations the sanctions for which either individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect, and the Company has not received notice of any violation of or noncompliance with any Federal, state, local or foreign, laws, ordinances, regulations and orders applicable to its business which has not been cured, the violation of, or noncompliance with which, would be reasonably likely to have a Material Adverse Effect. The Company has all material licenses and permits and other governmental certificates, authorizations and permits and approvals (collectively, "Licenses") required by every Federal, state and local government or regulatory body for the operation of its business as currently conducted and the use of its properties, except where the failure to be licensed or possess a permit would not reasonably be expected to have a Material Adverse Effect. The Licenses are in full force and effect and to the Company's knowledge no violations currently exist in respect of any License and no proceeding is pending or threatened to revoke or limit any thereof.

     L. Issuances of Securities. At least 4,000,000 shares of Common Stock (the "Warrant Shares") have been duly authorized and reserved for issuance upon exercise of the Bridge Warrants (subject to adjustment as provided in any Transaction Document, except to the extent the number of shares of Common Stock issuable upon conversion or exercise of the D Preferred Shares (as defined in the Agency Agreement), the Preferred Warrants (as defined in the Agency Agreement), the Agency Warrants (as defined in the Agency Agreement) or the Bridge Warrants exceed the number of authorized shares of Common Stock in the Company's Certificate of Incorporation as a result of the respective conversion price and exercise price reset terms of the D Preferred Shares, the Preferred Warrants, the Agency Warrants and Bridge Warrants, in which case the Company shall use reasonable best efforts to seek stockholder approval of and file a certificate of amendment with respect to its Certificate of Incorporation to increase the numbers of authorized shares of Common Stock so that the Company may legally issue the shares of Common Stock issuable upon conversion or exercise of the D Preferred Shares, the Preferred Warrants, the Agency Warrants or the Bridge Warrants following the foregoing adjustment to the respective conversion price or exercise price). Upon exercise in accordance with the Bridge Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable, free from all taxes, liens and charges with respect to the issuance thereof, and not subject to preemptive rights under Delaware law or any other similar rights of the stockholders of the Company, with the holders thereof being entitled to all rights accorded to a holder of Common Stock. Assuming the Payee is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated by the SEC, the issuance by the Company of the Securities is exempt from registration under the 1933 Act.

     M. No Solicitation; No Integration of Offering. Neither the Company, nor any of its Affiliates (as defined below), nor any person acting at its direction, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated by the SEC) in connection with the offer or sale of the Securities. Neither the Company, nor any of its Affiliates, nor any person acting at its direction, has paid or given, either directly or indirectly, any commission or other remuneration to any person in connection with the sale of the Securities other than Commonwealth. Neither the Company, nor any of its Affiliates, nor any person acting at its direction has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with prior offerings by the Company for purposes of the 1933 Act or applicable stockholder approval provisions under the rules and regulations of the Nasdaq National Market, nor will the Company or any of its Affiliates take any action or steps that would require registration of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

     For purposes of this Section 7M, "Affiliate" of any specified person means any other person controlling or controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     N. Margin Regulations. No part of the proceeds from the sale of this Note will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The assets of the Company and its Subsidiaries do not include any margin stock, and neither the Company nor any Subsidiary has any present intention of acquiring any margin stock. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     O. Existing Indebtedness. Schedule 7O is a complete and correct list of all indebtedness for borrowed money of the Company and its Subsidiaries in an unpaid principal amount exceeding $50,000, showing as to each item of such indebtedness the obligor, the aggregate principal amount outstanding and a brief description of any security therefor (after giving effect to the application of the proceeds of the sale of this Note). Neither the Company nor any Subsidiary is in default in any material respect in the performance or observance of any of the terms, covenants or conditions contained in any instrument evidencing any such indebtedness and no event has occurred and is continuing which, with notice or the lapse of time or both, would become such a default.

     P. Investment Company and Holding Company Status. The Company is not an investment company or a person directly or indirectly controlled by or acting on behalf of an investment company within the meaning of the Investment Company Act of 1940, as amended. Neither the Company nor any of its Subsidiaries is a "holding company" or "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", or a "public utility", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     Q. Solvency. The Company (taken as a whole with its Subsidiaries) is, both before and after giving effect to the issuance of the Securities, Solvent (as defined below). "Solvent" means, that as of the date of determination (i) the then fair saleable value of the property of such person is (y) greater than the total amount of liabilities (including guaranties and other contingent liabilities) of such entity and (z) greater than the amount that will be required to pay such entity's liability on such entity's existing debts as they become absolute and matured, (ii) such entity does not have unreasonably small capital for the conduct of its business, and (iii) such entity does not intend to or believe that it will incur debts beyond its ability to pay such debts as they mature.

     R. Title to Securities. Delivery of the Securities to the Payee against payment therefor, shall invest in the Payee good and marketable title to the Securities free and clear of all liens, encumbrances and claims whatsoever (with the exception of claims arising through the acts or omissions of the purchasers and except as arising from applicable Federal and state securities laws). The Company is delivering the Securities having paid all taxes, if any, in respect of the original issuance thereof.

     S. Security Interest. Except as set forth in Schedule 7S, the Security Documents create and grant to the Payee a legal, valid and perfected first priority security interest in the Collateral. The Collateral is not subject to any other Lien or security interest whatsoever except as specifically stated therein.

     T. Compliance with ERISA. No Plan had a material accumulated funding deficiency (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of such Plan heretofore ended nor, as of the Closing Date, has the Company or any ERISA Affiliate failed to make any payments required under Section 302 of ERISA or Section 412 of the Code to any such Plan. No material liability to the PBGC (other than required insurance premiums, all of which have been paid) has been incurred with respect to any Plan which has not been paid in full. There has not been any reportable event within the meaning of ERISA and the regulations promulgated thereunder (other than a reportable event for which the 30-day notice requirement with respect to such event has been waived by the PBGC) or, to the best of the Company's knowledge, any other event or condition, which presents a material risk of termination of any such Plan by the PBGC, or of creating any liability to the PBGC under Section 4069 of ERISA or any other provision of ERISA. Neither any plan (within the meaning of Section 4975(e)(1) of the Code) nor employee benefit plan (within the meaning of
Section 3(3) of ERISA) nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) that could subject the Company or any Subsidiary to a material tax or penalty on prohibited transactions imposed under said Section 4975 or Section 502(i) of ERISA.

     The Company is not a party in interest with respect to any employee benefit plan (as defined in ERISA). The execution and delivery of this Note and the other Transaction Documents and the issuance and sale of the Securities hereunder will not involve any prohibited transaction described in Section 406(a) of ERISA or Section 4975(c)(1)(A), (B), (C) or (D) of the Code or any prohibited transaction described in Section 406(b) of ERISA or Section 4975(c)(1)(E) or (F) of the Code to which the Company or any of its Subsidiaries directly or indirectly, would be a party.

     U. Registration Rights. Except with respect to the holders of the Bridge Warrants, and except as set forth in Schedule 7U, no person has any right to cause the Company to effect the registration under the 1933 Act of any securities of the Company.

     V. Brokers. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder in connection with this Note financing other than Commonwealth.

     W. Right of First Refusal. No person, firm or other business entity is a party to any agreement, contract or understanding, written or oral entitling such party to a right of first refusal with respect to offerings by the Company.

     8. Miscellaneous.

     A. Parties in Interest. All covenants, agreements and undertakings in this Note binding upon the Company or the Payee shall bind and inure to the benefit of its successors and permitted assigns of the Company and the Payee, respectively, whether so express or not.

     B. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this instrument or the consummation of the transactions contemplated hereby, shall be brought solely in a federal or state court located in the City, County and State of New York. By its execution hereof, the parties hereby covenant and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the City, County and State of New York and agrees that any process in any such action may be served upon any of them personally, or by certified mail or registered mail upon them or their agent, return receipt requested, with the same full force and effect as if personally served upon them in New York City. The parties hereto waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto. In the event of any such action or proceeding, the party prevailing therein shall be entitled to payment from the other party hereto of its reasonable counsel fees and disbursements in an amount judicially determined.

     C. Waiver of Jury Trial. THE PAYEE AND THE COMPANY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS NOTE OR ANY OTHER DOCUMENT OR INSTRUMENT EXECUTED AND DELIVERED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PAYEE OR THE COMPANY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PAYEE'S PURCHASING THIS NOTE.

     9. Penalty Shares. Notwithstanding anything to contrary provided herein or elsewhere, in the event that the Company fails to repay the Principal Amount and interest thereon within ninety (90) days following the date such payment is required pursuant to the terms of this Note, whether as a result of a required prepayment and/or the maturity of this Note (a "Payment Date"), then the Company shall issue to the Payee on the day immediately following a Payment Date, 50,000 shares of Common Stock and on each and every thirty (30) day anniversary date from the Payment Date that any of the Principal Amount and interest thereon has not been repaid issue to the Payee an additional 50,000 shares of Common Stock until all the Principal Amount and interest thereon is repaid (collectively, the "Penalty Shares").

     10. Registration Rights. The Company and the Payee expressly agree that all Penalty Shares issued to the Payee shall have the identical registration rights as the shares of Common Stock issuable upon exercise of the Bridge Warrants as provided in the Bridge Warrants and all terms of

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

such registration rights set forth in or relating to the Bridge Warrants are expressly incorporated by reference into this Note.

     11. Financial Information. The Company shall provide in writing to the Payee no later than ten (10) business days following the last day of each month that any Principal Amount or interest thereon is outstanding, such financial statements of the Company as prepared for senior executive management of the Company as is requested by the Payee (in form and substance reasonably satisfactory to the Payee).

     12. IN WITNESS WHEREOF, this Note has been executed and delivered on the date specified above by the duly authorized representative of the Company.

                                    drkoop.com, Inc.



                                    By: /s/ Donald Hackett
                                        ------------------
                                        Name: Donald Hackett
                                        Title: CEO

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